UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Sharper Image Corporation

(Name of Registrant as Specified in its Charter)

Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners LLC, Michael Koeneke, David Meyer, Jerry W. Levin, Starboard Value and Opportunity Master Fund Ltd., Ramius Capital Group, LLC, C4S & Co., L.L.C., Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark, Thomas W. Strauss, Parche, LLC and Admiral Advisors, LLC, Michael Glazer, David R. Glew, Peter M. Weil and Andrea Weiss

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Below please find a transcript of the March 10, 2006 "Closing Bell" on CNBC.

Closing Bell

10 March 2006

CNBC

MARIA BARTIROMO, co-anchor: Shares of Sharper Image have gained over 20 percent this week. A group of investors said it plans to replace the entire board with its own slate of directors.

The Knightspoint Group has bought about 13 percent of the outstanding stock in Sharper Image. And it says the move is meant to cut costs and reinvigorate the brand. There's the stock today at $20 even.

In an exclusive interview I spoke with Jerry Levin. He is on the slate to replace the board at the retailer and was successor to "Chainsaw" Al Dunlap of Sunbeam. Most recently, he was named to the board of Wendy's.

Mr. JERRY LEVIN (Knightspoint): Well, Sharper Image is really one of the world's greatest brands. And to the consumer--to this consumer, me, it really represented an image of quality, of high-tech innovation.

And it delivered on the promise historically. I think the consumers walked into a Sharper Image store or from the catalog and really got what they expected.

And for reasons that are hard for me to understand, they've really lost touch with their consumers over the last few years, and have had frankly disastrous performance over the last few years. And a lot of the buzz has just gone out of the brand.

BARTIROMO: Yeah. I would have to agree with you, actually--as a consumer, as well. So tell me about your group and how you would change things, when and if you take control of the board.

Mr. LEVIN: Well, I think the most important thing is to get back and focus on the consumer. We need to do some fundamental research as to what the consumers want from Sharper Image and what they need and start to develop a new product design process that's disciplined and does deliver.

And back that up with a great consumer communications strategy that will allow us to tell the consumers that these new products are there and on the shelves.

That's not inexpensive. And to raise the capital to develop those plans, we're going to have to take a much more disciplined approach to cost and start developing some cash flow, which we could reinvest in the future growth of the business.

BARTIROMO: And of course, you have such a tremendous background with some of the great brands in the world, whether it's Sunbeam or of course Revlon. What would your role be, specifically?

Mr. LEVIN: Well, I have agreed to serve as a director. I also am willing, if circumstances call for it, to serve as the lead director or the chairman, or if it comes to it I'd be willing to serve as interim CEO if we needed to fill a gap.

BARTIROMO: What else are you working on at this point? There's so much money on the sidelines going into private equity right now. You're seeing that really right in the middle of it. Tell me where the opportunities are right now for that cash.

Mr. LEVIN: Well, we started our own business after we sold off the old Sunbeam or American Household, and had really been focusing on the distressed consumer brand world.

We found, because of the enormous availability of money, it's been very hard for us to find economy transactions in the private equity world, and actually see more value in the public companies today. And that has led to our interest in Sharper Image.

BARTIROMO: And Sharper Image shares today, as we showed you, are lower today. My thanks once again to Jerry Levin, who is trying to take over Sharper Image.

Additional Information:

Knightspoint will file a proxy statement in connection with the Company’s 2006 annual meeting of stockholders. Sharper Image stockholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Knightspoint with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement may also be requested (when available) by writing to our proxy solicitor, Innisfree M&A Incorporated toll free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Some of the statements contained herein may constitute "forward-looking statements," which, for this purpose, includes all statements that are not of historical facts. The actual future financial performance of Sharper Image Corporation could differ materially from those anticipated by these forward-looking statements. There can be no assurance that the Knightspoint Group or its nominees will succeed in their efforts to turn Sharper Image Corporation around.

Participant Information:

The Knightspoint Group and the Other Director Nominees described below who are not members of the Knightspoint Group may be deemed to be participants in a solicitation of proxies in connection with Sharper Image Corporation’s 2006 annual meeting of stockholders. A list of these participants and the shares of Sharper Image Corporation common stock beneficially owned by each of them is contained in this filing under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

The Knightspoint Group is composed of Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners LLC, Michael Koeneke, David Meyer, Jerry W. Levin, Starboard Value and Opportunity Master Fund Ltd., Ramius Capital Group, LLC, C4S & Co., L.L.C., Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark, Thomas W. Strauss, Parche, LLC and Admiral Advisors, LLC. Knightspoint and its members may be deemed to be participants in a solicitation of proxies in connection with the Company’s upcoming 2006 annual meeting of stockholders. In addition, although they do not affirm their membership in the group that comprises the Knightspoint Group, each of Michael Glazer, David R. Glew, Peter M. Weil and Andrea Weiss (collectively, the "Other Director Nominees") may be deemed to be participants with respect to the proposals set forth herein. These persons may have interests in the solicitation due to their nomination to the Company’s Board of Directors by the Knightspoint Group or their beneficial ownership of common stock (“Common Stock”) of Sharper Image Corporation (the “Company”). Each of the persons or entities who may be deemed to be participants in the solicitation are listed below, together with the number of shares of Common Stock beneficially owned by each of these persons as of March 8, 2006.

The Knightspoint Group and the Other Director Nominees collectively own an aggregate of 1,912,012 shares of Common Stock. As of the date hereof, the Knightspoint Group owns an aggregate of 1,909,012 shares of Common Stock. Each participant disclaims beneficial ownership of, and has excluded from the aggregate number of shares shown as beneficially owned by it, shares of Common Stock deemed to be beneficially owned by the Knightspoint Group solely as a result of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended.

Knightspoint Partners II, L.P. beneficially owns an aggregate of 57,000 shares of Common Stock. By virtue of the relationships described herein, Knightspoint Partners LLC and Knightspoint Capital Management II LLC may both be deemed to have indirect beneficial ownership of the 57,000 shares of Common Stock held by Knightspoint Partners II, L.P. The General Partner of Knightspoint Partners II, L.P. is Knightspoint Capital Management II LLC.

The sole Member of Knightspoint Capital Management II LLC is Knightspoint Partners LLC. Each of Michael Koeneke and David Meyer is a managing member of Knightspoint Partners LLC. In addition, by virtue of these relationships, Michael Koeneke and David Meyer may both be deemed to have indirect beneficial ownership of the shares of Common Stock held by Knightspoint Partners II, L.P.

Each of Starboard Value and Opportunity Master Fund Ltd. and Parche, LLC beneficially own 1,538,890 and 293,122 shares of Common Stock, respectively. The managing member of Parche, LLC is Admiral Advisors, LLC. Admiral Advisors, LLC also serves as the investment manager for Starboard Value and Opportunity Master Fund Ltd. The sole member of Admiral Advisors, LLC is Ramius Capital Group, L.L.C. The managing member of Ramius Capital Group, L.L.C. is C4S & Co., L.L.C. Each of Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss is a managing member of C4S & Co., L.L.C. The officers and directors of Starboard Value and Opportunity Master Fund Ltd. are Mark Mitchell (Director), Jeffrey M. Solomon (Director), CFS Company Ltd. (Director) and CFS Corporation Ltd. (Secretary).

As the investment manager of Starboard Value and Opportunity Master Fund Ltd. and the managing member of Parche, LLC, Admiral Advisors, LLC may be deemed to beneficially own the shares of Common Stock owned by Starboard Value and Opportunity Master Fund Ltd. and Parche, LLC. As the sole member of Admiral Advisors, LLC, Ramius Capital Group, L.L.C. may be deemed to beneficially own the shares of Common Stock owned by Starboard Value and Opportunity Master Fund Ltd. and Parche, LLC. As the managing member of Ramius Capital Group, L.L.C., C4S & Co., L.L.C. may be deemed to beneficially own the shares of Common Stock owned by Starboard Value and Opportunity Master Fund Ltd. and Parche, LLC. As the managing members of C4S & Co., L.L.C., each of Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss may be deemed to beneficially own the shares of Common Stock owned by Starboard Value and Opportunity Master Fund Ltd. and Parche, LLC. Each of Messrs. Cohen, Stark, Solomon and Strauss share voting and dispositive power with respect to the shares of Common Stock owned by Starboard Value and Opportunity Master Fund Ltd. and Parche, LLC, by virtue of their shared authority to vote and dispose of such shares. Messrs. Cohen, Stark, Solomon & Strauss disclaim beneficial ownership of such shares.

Michael Glazer beneficially owns an aggregate of 3,000 shares of Common Stock.

Jerry W. Levin beneficially owns an aggregate of 20,000 shares of Common Stock.